Exhibit 99.1

Avalon GloboCare Provides Second Quarter 2018 Business Update; Reports 32% Increase in Revenues

FREEHOLD, NJ – August XX, 2018 – Avalon GloboCare Corp. (OTCQB: AVCO), a leading global developer of cell-based technologies, today announced financial results and provided a business update for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights:

●	Revenues increased 32% to $496,093 for the second quarter ended June 30, 2018;

●	Cash at June 30, 2018 was $3.6 million;

●	Formed joint laboratory with top-ranked hospital in Shanghai for regenerative exosomics;

●	Appointed Former Deputy Secretary of the U.S. Department of Health and Human Services Dr. Tevi Troy to Board of Directors;

●	Formed joint venture with Jiangsu Unicorn to establish provincial network of translational cellular therapy and bio-banking programs;

●	Appointed Senior Healthcare Executive William Stilley to Board of Directors

David Jin, M.D., Ph.D., CEO and President of Avalon GloboCare Corp., commented, “We continue to make rapid progress towards the advancement of our cell-based therapies and exosome technology platform. Notably, we have formed a strategic partnership with the Shanghai Ninth People’s Hospital, a top-ranked medical institute in China and the Asia Pacific region, renowned for its plastic and reconstructive surgery specialty. This strategic partnership with the Shanghai Ninth People's Hospital is the first of its kind in establishing an innovative, state-of-the-art joint laboratory in regenerative exosomics. The joint laboratory will utilize Avalon’s proprietary exosome isolation system to in order to accelerate the development of diagnostic and therapeutic applications particularly in the areas of plastic/reconstructive surgery, wound healing, skincare, and exosomic bioinformatics. In addition, we have formed a joint venture with Jiangsu Unicorn Biological Technology Co. Ltd to establish provincial network of translational cellular therapy and bio-banking programs. A major initiative of this joint venture is to establish the world’s largest aqueous humor derived exosome bio-bank to advance the next-generation of diagnosis and therapeutics for ophthalmologic diseases. Through this provincial network of translational programs, we are able to further strengthen our leadership role and capabilities in order to accelerate our growth and development in regenerative medicine and cellular therapies.”

“Throughout the second quarter of 2018, we continued to move forward towards a NASDAQ uplisting by appointing prominent independent board members, Dr. Tevi Troy and William Stilley. Dr. Tevi Troy brings extensive government relationships and experience in the healthcare industry that will aid in accelerating the development of our cell-based therapies and exosome technology platform. William Stilley is the perfect fit to chair our audit committee as he brings valuable operational, financial and strategic experience, including product licensing, partnering, financing, and M&A. We are also pleased to announce that we completed a $2.1 million financing with strategic investors in August 2018, which further strengthens our balance sheet and shareholders’ equity in advance of a listing on a national exchange.” concluded Dr. Jin.

Revenues for the second quarter ended June 30, 2018 were $496,093 versus $374,751 for the second quarter ended June 30, 2017. The increase in revenues was due to property rental income, development services and sales of developed products. Operating loss for the quarter ended June 30, 2018 was $1.2 million versus operating loss of $0.4 million for second quarter ended June 30, 2017, which reflects increased SG&A expenses to support the anticipated growth, as well as an increase in public company expenses in advance of the planned listing on a national exchange. Net loss attributable to Avalon GloboCare Corp. common shareholders for the second quarter ended June 30, 2018 was $1.3 million or ($0.02) earnings per share, versus net loss attributable to Avalon GloboCare Corp. common shareholders of $0.4 million or ($0.01) earnings per share for the second quarter ended June 30, 2017.

About Avalon GloboCare Corp.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (OTCQB:AVCO) is a global intelligent biotech developer and healthcare service provider dedicated to promoting and empowering high impact, transformative cell-based /technologies and their clinical applications, as well as healthcare facility management through its core platforms, namely "Avalon Cell" and "Avalon Rehab." In addition, Avalon provides strategic advisory and outsourcing services to facilitate and enhance their clients' growth, development, as well as competitiveness in both domestic and global healthcare markets. Avalon also engages in the management of stem cell banks and specialty clinical laboratories. Through its U.S. subsidiaries, namely GenExosome Technologies Inc. and Avactis Biosciences Inc., Avalon will further establish our leading roles in the fields of CAR-T therapy, liquid biopsy, precision medicine and regenerative medicine.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:
Avalon GloboCare Corp.
4400 Route 9, Suite 3100

Freehold, NJ 07728
PR@Avalon-GloboCare.com

Investor Relations:
Crescendo Communications, LLC
Tel: (212) 671-1020
avco@crescendo-ir.com

(tables follow)

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,643,316	$3,027,033
Accounts receivable, net of allowance for doubtful accounts	74,969	10,179
Accounts receivable - related party, net of allowance for doubtful accounts	144,779	—
Tenants receivable, net of allowance for doubtful accounts	38,527	38,469
Security deposit	328,615	6,916
Inventory	22,049	2,667
Prepaid expenses and other current assets	707,925	149,713

Total Current Assets	4,960,180	3,234,977

OTHER ASSETS:
Security deposit - noncurrent portion	—	25,322
Prepayment for long-term assets	67,044	153,688
Property and equipment, net	143,226	48,029
Investment in real estate, net	7,725,301	7,623,757
Intangible assets, net	1,419,474	1,583,260

Total Other Assets	9,355,045	9,434,056

Total Assets	$14,315,225	$12,669,033

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,702	$29
Accrued liabilities and other payables	299,788	124,064
Accrued liabilities and other payables - related parties	48,694	39,927
Deferred rental income	11,182	12,769
Loan payable	1,000,000	1,500,000
Interest payable	24,931	138,110
VAT and other taxes payable	12,516	2,997
Tenants’ security deposit	73,400	92,288
Due to related party	450,000	450,000
Refundable deposit	2,000,000	3,000,000

Total Current Liabilities	3,922,213	5,360,184

Commitments and Contingencies - (Note 20)	—	—

EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.0001 par value; 490,000,000 shares authorized; 73,560,622 shares issued and 73,040,622 shares outstanding at June 30, 2018; 70,278,622 shares issued and outstanding at December 31, 2017	7,356	7,028
Additional paid-in capital	18,034,773	11,490,285
Less: common stock held in treasury, at cost; 520,000 and 0 shares at June 30, 2018 and December 31, 2017, respectively	(522,500)	—
Accumulated deficit	(6,293,627)	(3,517,654)
Statutory reserve	6,578	6,578
Accumulated other comprehensive loss - foreign currency translation adjustment	(135,404)	(91,994)
Total Avalon GloboCare Corp. stockholders’ equity	11,097,176	7,894,243
Non-controlling interest	(704,164)	(585,394)

Total Equity	10,393,012	7,308,849

Total Liabilities and Equity	$14,315,225	$12,669,033

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

REVENUES
Real property rental	$278,872	$222,254	$575,495	$222,254
Medical related consulting services - related parties	141,996	152,497	141,996	218,783
Development services and sales of developed products	75,225	—	86,515	—
Total Revenues	496,093	374,751	804,006	441,037

COSTS AND EXPENSES
Real property operating expenses	195,941	161,854	406,215	161,854
Medical related consulting services - related parties	124,715	125,231	124,715	224,812
Development services and sales of developed products	42,093	—	58,613	—
Total Costs and Expenses	362,749	287,085	589,543	386,666

REAL PROPERTY OPERATING INCOME	82,931	60,400	169,280	60,400
GROSS PROFIT (LOSS) FROM MEDICAL RELATED CONSULTING SERVICES	17,281	27,266	17,281	(6,029)
GROSS PROFIT FROM DEVELOPMENT SERVICES AND SALES OF DEVELOPED PRODUCTS	33,132	—	27,902	—

OTHER OPERATING EXPENSES:
Selling expenses	—	6,279	—	14,990
Compensation and related benefits	487,452	205,473	1,026,266	388,400
Professional fees	593,025	172,705	1,164,797	379,923
Other general and administrative	266,121	91,927	551,373	152,659

Total Other Operating Expenses	1,346,598	476,384	2,742,436	935,972

LOSS FROM OPERATIONS	(1,213,254)	(388,718)	(2,527,973)	(881,601)

OTHER INCOME (EXPENSE)
Interest income	1,300	210	1,708	1,004
Interest expense	(24,932)	(42,000)	(261,918)	(42,000)
Foreign currency transaction loss	(106,929)	—	(106,929)	(57,244)
Other income	—	—	328	—

Total Other Expense, net	(130,561)	(41,790)	(366,811)	(98,240)

LOSS BEFORE INCOME TAXES	(1,343,815)	(430,508)	(2,894,784)	(979,841)

INCOME TAXES	—	—	—	—

NET LOSS	$(1,343,815)	$(430,508)	$(2,894,784)	$(979,841)

LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(49,421)	—	(118,811)	—

NET LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(1,294,394)	$(430,508)	$(2,775,973)	$(979,841)

COMPREHENSIVE LOSS:
NET LOSS	(1,343,815)	(430,508)	(2,894,784)	(979,841)
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(96,207)	7,647	(43,369)	(32,124)
COMPREHENSIVE LOSS	$(1,440,022)	$(422,861)	$(2,938,153)	$(1,011,965)
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(49,540)	—	(118,770)	—
COMPREHENSIVE LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(1,390,482)	$(422,861)	$(2,819,383)	$(1,011,965)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS:
Basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	71,979,678	64,628,622	71,122,356	63,617,572

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended	For the Six Months Ended
	June 30, 2018	June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,894,784)	$(979,841)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation and amortization	247,975	34,156
Stock-based compensation expense	1,082,923	266,467
Changes in operating assets and liabilities:
Accounts receivable	(67,542)	—
Accounts receivable - related parties	(150,516)	(160,964)
Tenants receivable	(58)	(25,433)
Inventory	(19,892)	—
Prepaid expenses and other current assets	(153,785)	21,653
Security deposit	(308,694)	(29,786)
Accounts payable	1,740	22,646
Accrued liabilities and other payables	176,584	146,680
Accrued liabilities and other payables - related parties	9,811	32,135
Deferred rental income	(1,587)	4,178
Interest payable	(113,179)	—
Income taxes payable	—	(21,191)
VAT and other taxes payable	9,850	(3,841)
Tenants’ security deposit	(18,888)	92,288

NET CASH USED IN OPERATING ACTIVITIES	(2,200,042)	(600,853)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10,192)	(27,784)
Prepayment for purchase of long-term assets	(22,606)	—
Purchase of commercial real estate	—	(7,008,571)
Improvement of commercial real estate	(165,155)	—

NET CASH USED IN INVESTING ACTIVITIES	(197,953)	(7,036,355)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from loan payable	—	2,100,000
Repayments of loan	(500,000)	—
Proceeds received from related parties’ advance	—	70,000
Repayment of related parties’ advance	—	(500)
Repurchase of common stock	(522,500)	—
Refundable deposit in connection with Share Subscription Agreement	—	3,000,000
Refund for refundable deposit in connection with Share Subscription Agreement	(1,000,000)	—
Proceeds received from equity offering	5,437,250	—
Disbursements for equity offering costs	(380,607)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,034,143	5,169,500

EFFECT OF EXCHANGE RATE ON CASH	(19,865)	(36,527)

NET INCREASE (DECREASE) IN CASH	616,283	(2,504,235)

CASH - beginning of period	3,027,033	2,886,189

CASH - end of period	$3,643,316	$381,954

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$375,096	$—
Income taxes	$—	$21,190

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in connection with Share Subscription Agreement	$—	$300
Acquisition of equipment by decreasing prepayment for long-term assets	$109,889	$—
Acquisition of real estate by decreasing prepayment for property	$—	$700,000
Common stock issued for future services	$405,250	$—